UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2017

TELEHEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Wyoming	80-0873491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1031 Calle Recodo Suite B, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 423-6870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 2, 2017, TeleHealthCare, Inc. (the “Company”) was notified by Mediprocity, developer of the Company’s CarePanda App, of their intent to cancel their White Label Agreement with the Company. At this time the Company is looking to license or partner with a new company to continue to manage our existing customers. It is unknown at this time how long this will take or whether the Company will be able to do so. The cancellation of the Mediprocity Agreement has a material adverse impact on the Company’s ability to sell the CarePanda app until a new app can be developed or licensed.

On May 4, 2017, the Company was notified by Re-Habit LLC, exclusive reseller of Company’s CarePanda App for the Drug and Detox markets, of its termination their Reseller Agreement. At this time the Company is looking for a new partner to resell Company’s CarePanda App, but that will be dependent on finding a new mobile app developer and/or mobile app company to work with.

Item 5.02 Departure of Director.

On May 7, 2017, James Donahue resigned as a member of the Company’s Board of Directors and Chief Financial Officer (CFO). Mr. Donahue’s resignation was not a result of any disagreement with the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELEHEALTHCARE, INC.

Date: May 9, 2017	By:	/s/ Derek Cahill
Derek Cahill
Chief Executive Officer

3